POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

MUTUAL FUND AND VARIABLE INSURANCE TRUST a business trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the President and Chief Executive Officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints ANDREW DAVALLA, JOANN M. STRASSER and MICHAEL WIBLE as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement (File Nos. 33-11905 and 811-05010), hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28 day of April, 2016.

/s/ Jerry Szilagyi

___________________

Jerry Szilagyi

President/Chief Executive Officer

STATE OF NEW YORK                 )

                                                       )         ss:

COUNTY OF SUFFOLK                )

Before me, a Notary Public, in and for said county and state, personally appeared Jerry Szilagyi, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this  28   day of April, 2016.

/s/ Jennifer A. Bailey

_______________________________

Notary Public

My commission expires March 28, 2020

JENNIFER A. BAILEY

NOTARY PUBLIC, STATE OF NEW YORK

NO. 02BA6339136

QUALIFIED IN SUFFOLK COUNTY

NY COMMISSION EXPIRES MARCH 28, 2020